Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated May 14, 2009 included in Amendment No. 1 to Form S-4 Registration Statement and related Information Statement/Prospectus of Charmed Homes Inc. for the registration of shares of its common stock. We also consent to the reference to our firm under the caption “Experts”.

/s/ Eide Bailly LLP

Minneapolis, Minnesota
July 9, 2009